Exhibit 1.3
Form SB-2
Ogden Golf Co. Corporation

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933, (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.


                                                      Warrant No. 1

Void after 5:00 p.m., Mountain Time, on ___________, 2008.

                                                Warrant to Purchase
                                                ____________Shares
                                                of Common Stock

                 UNDERWRITER WARRANT TO PURCHASE COMMON STOCK

                           OGDEN GOLF CO. CORPORATION


     This is to certify that, for One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ACAP Financial, Inc. or its registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Ogden Golf Co Corporation, a Utah corporation, ("Company"), at any time on or after ________, 2004, and not later than 5:00 p.m., Mountain Time on _______, 2008, ________ shares of Common Stock, no par value per share, of the Company ("Common Stock") at a purchase price per share of $.83. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price to purchase a share of Common Stock in effect at any time, and as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price".

     (A) Exercise of Warrant. Subject to the provisions of Section (I) hereof, this Warrant may be exercised in whole or in part at any time, or from time to time, on or after _________, 2004, but not later than 5:00 p.m., Mountain Time, on __________, 2008, or if _______, 2008, is a day on which banking institutions are authorized by law in the State of Utah to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its offices or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be

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closed or that certificates  representing such shares of Warrant Stock shall not then be actually delivered to the Holder.

     (B) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant, such number of shares of Warrant Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     (C) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges, and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     (D) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its offices or at the office of its stock transfer agent, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Warrant Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated until ________, 2004, except that prior to __________, 2004, it may be (i) assigned in whole or in part to or among the officers of ACAP Financial Inc., the Underwriter, and to officers and partners of members of the selling group of the Company's public offering pursuant to the Registration Statement on Form SB-2 declared effective on __________________, 2003, and/or their officers or partners, (ii) transferred by operation of law as a result of the death of any transferred to whom this Warrant may be transferred, and (iii) transferred to any successor to the business of ACAP Financial, Inc., or any assignee of the Warrant pursuant to clause (i) above, and thereafter, until _________, 2004 this Warrant may be split and/or transferred provided the transfer is in accordance

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with the provisions of the  Securities Act of 1933, as amended (the "Act").  Any such assignment or transfer shall be made by surrender of this Warrant to the Company at its offices or at the office of its stock transfer agent with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer fee; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (E) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     (F) Adjustments of Exercise Price and Either Shares Purchasable or Number of Warrants. The Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the number of Warrants outstanding shall be subject to adjustment from time to time as provided in this Section.

          (1) In case, prior to the expiration of the Warrants by exercise of by their terms, the Company shall issue any shares of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then, in either of such cases, the then applicable purchase price per share of the Shares of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Warrants shall be proportionately increased; and, conversely, in the event that the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable purchase price per Share of the Shares of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be proportionately increased and the number of Shares of Common Stock at that time purchasable pursuant to the Warrants shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

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          (2) In case, prior to the expiration of the Warrants by exercise of by their terms, the Company shall be recapitalized or in case the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its, or of any successor corporation's property and assets to any other corporation or corporations (any such other corporation being included within the meaning of the term "successor corporation"
     hereinbefore  used)  in  the  event  of  any   consolidation,   merger,  or
     conveyance, lawful and adequate provision shall be made whereby the holders of the Warrants shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in the Warrants, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Warrants, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Warrants had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the holders of the Warrants to any adjustment in the number of shares of Common Stock purchasable upon the exercise of the Warrants, as hereinbefore provided, shall continue and be preserved in respect of any stock which the holders become entitled to purchase.

          (3) Anything in this Section F to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the exercise price unless and until the net effect of one or more adjustments determined as above provided, shall have required a change of the exercise price by at least $.05, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual exercise price by at least $.05, such change in the exercise price shall thereupon be given effect.

          (4) For purposes of this Section F, no adjustment shall be made by virtue of the issuance of shares of Common Stock or convertible securities or rights or options to purchase such Common Stock or convertible securities pursuant to any stock purchase plan, stock option plan, employee savings or profit sharing plan, or other incentive or benefit plan of the Company now in existence or hereafter created for the benefit of employees.

     (G) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (F) hereof, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     (H) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock

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

of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified herein, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution, or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

     (I) Registration Under the Securities Act of 1933.

          (1) In the event that during the period commencing one year after and ending five years from the effective date of the offering, the Company files a Registration Statement under the Securities Act of 1933, as amended, (the "Act") which relates to a current offering of securities of the Company (except in connection with an offering to employees on Form S-8 or an offering of Form S-4), or files a Notification on Form 1-A under the Act for a public offering of securities, the Company shall offer to the Holder of this Warrant and/or Warrant Stock acquired upon the exercise of this Warrant, the opportunity to register or qualify, at the Company's expense, this Warrant and Warrant Stock issued and/or issuable upon the
     exercise  of  this  Warrant  under  any  such  Registration   Statement  or
     Notification on Form 1-A which relates to, and meets the requirements of the Act with respect to any public offering of the Company's Securities so as to permit the public sale thereof in compliance with the Act. The Company shall give written notice by registered mail to said Holder of its intention to file a Registration Statement or a Notification on Form 1-A under the Act relating to a current offering of the securities of the Company, 30 or more business days prior to the filing of such Registration Statement, and said Holder shall have 15 days to notify the Company of its desire to have the Warrants and/or Warrant Stock included in such Registration Statement or Notification on Form 1-A. Neither the delivery of such notice by the Company nor by said Holder shall in any way obligate the Company to file such Registration Statement and notwithstanding the filing of such Registration Statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such Registration Statement relates, without liability to the Holder, except that the Company shall pay such expenses as are contemplated to be paid by it under subsection (4) of this Section.

          (2) In addition, upon written request, at any time after one year from the effective date of the offering, and for a period of four years thereafter, from any 51% Holder (as defined in Subsection (6) of this Section) the Company shall file, within 20 business days after receipt of

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     such request, a Registration Statement or Notification on Form 1-A with the
     Securities and Exchange Commission under the Act registering or qualifying this Warrant and/or Warrant Stock issued and or issuable upon the exercise of this Warrant. Within ten days after receiving any such notice, the Company shall give notice to any other Holder of this Warrant and/or
     Warrant  Stock   advising   that  the  Company  is  proceeding   with  such
     Registration Statement or Notification and offering to include therein the Warrants and/or Warrant Stock of any such Holder. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten days thereafter. The Company must file a Registration Statement if this Warrant and/or Warrant Stock issued and/or issuable upon the exercise of this Warrant held by such 51% Holder and any other Holder cannot be sold under a Notification on Form 1-A because of the limited nature of such Notification. The Company shall bear the expenses in connection with the exercise of the rights granted pursuant to this subsection.

          (3) The Company and the holder hereby agree that the Holder has only one right to demand registration of the Warrants and/or Warrant Stock at the Company's expense, whether such demand is pursuant to the registration described in Section (I) (l) or Section (I) (2).

          (4) In each instance in which, pursuant to subsections (1) and (2) of this Section, the Company shall take any action to permit a public offering or sale or other distribution, the Company shall:

               (a) Use its best efforts to cause any such Registration Statement or Notification to become effective.

               (b) Supply to ACAP Financial, Inc. as representatives of the Holder intending to make a public distribution of its Warrant and/or Warrant Stock (the Holder by his receipt of this Warrant hereby acknowledging his appointment of Alliance Capital Incorporated, as his representative for purposes of this Warrant), two executed copies of each Registration Statement or Notification and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as Alliance Capital Incorporated, shall reasonably request.

               (c) Cooperate in taking such action as may be necessary to register or qualify this Warrant and/or Warrant Stock under the securities acts or "blue sky" laws of at least the same jurisdictions under which the Company's shares, which were the subject of the Regist-ration Statement declared effective on ___________, 2003, were registered or qualified, and to do any and all other acts and things which may be necessary or advisable to enable the Holder of such Warrant and/or Warrant Stock to consummate such proposed sale or other deposition of this Warrant and/or Warrant Stock in any such jurisdiction.

               (d) Take whatever actions are necessary so that, during all times

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          this  Warrant is  exercisable,  a current  Registration  Statement  or
          Notification relating to this Warrant and/or Warrant Stock will be effective with the Securities and Exchange Commission, after the initial effectiveness thereof, and do any and all other acts and things for such period as may be necessary to permit the public sale or other disposition of such Warrant and/or Warrant Stock by such Holder.

               (e) Indemnify and hold harmless each such Holder and each Underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder, any Warrant and/or Warrant Stock, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending, or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Notification furnished pursuant to clause (b) of this subsection, or any prospectus or offering circular included therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of the Act; provided, however, that the Company shall not be so obligated to indemnify any such Holder or underwriter or controlling person unless such Holder and underwriter shall at the same time indemnify the Company, its directors, each officer signing any Registration Statement or Notification or any amendment to any Registration Statement or Notification, and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing, defending, or settling any claim) arising from (i) any untrue statement of a material fact contained in any Registration Statement or Notification and any amendment to any Registration Statement or Notification or prospectus or offering circular furnished pursuant to clause (b) of this subsection, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, Underwriter, or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or underwriter or controlling person expressly for use therein. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages, liabilities, (or actions or proceedings in respect thereof) arising from the sale of any of such Warrant and/or Warrant Stock by such underwriter to any person if such underwriter failed to send or give a copy of the prospectus or offering circular furnished pursuant to clause (b) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to Alliance Capital Incorporated, pursuant to said clause (b), to such person with or prior to the written confirmation of the sale involved.

          (5) The Company shall comply with the  requirements  of subsection (1)

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     and subsection (2) of this Section,  including the related  requirements of subsection (4) of this Section, at its own expense, subject to the provisions of subsection (2), including the expense of filing such Registration Statement or Notification with the Securities and Exchange Commission and such states as provided in subsection 4 hereof; legal, accounting, and printing fees; and all other expenses incident thereto (except selling commissions and fees of the Holder's legal counsel which shall be paid by the Holder selling the Warrant and/or Warrant Stock).

          The Company's obligation under said subsections (1) and (2) shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of:

               (a) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public distribution of his or its Warrant and/or Warrant Stock; and

               (b) Such other information as the Company may reasonably require from such Holder, or any underwriter for any of them, for inclusion in such Registration Statement or Notification or Post-Effective Amendment.

          (6) The term "51% Holder" as used in this Section shall include any owner or combination of owners of Warrants and/or Warrant Stock in any combination if the holding of the aggregate principal amount of:

               (a) the Warrants held by him or among them, plus

               (b) the Warrants which he or they would be holding if the Warrants for the Warrant Stock owned by him or among then had not been exercised would constitute 51% of the Warrants originally issued.

               The Company's agreements with respect to the Warrant and Warrant Stock in this section will continue in effect regardless of the exercise or surrender of this Warrant.

          (7) The Company's agreements with respect to the Warrant and Warrant Stock in this section will continue in effect regardless of the exercise or surrender of this Warrant.

          (8) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him in care of ACAP Financial, Inc., 47 West 200 South, Suite 101, Salt Lake City, UT 84101, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to Ogden Golf Co. Corporation, 1781 Washington Boulevard, Ogden, UT 84401. The Company may change its address by written notice to ACAP Financial, Inc., and ACAP Financial Inc., may change its address by written notice to the Company.

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     (J) Transfer and Compliance with the Securities Act of 1933.

          (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred, or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred without registration and the delivery of a current prospectus under the Act or without an exemption from the registration requirements of the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant Certificate with respect to any resale or other disposition of such securities.

          (2) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public unless counsel for the company is of the opinion as to any such certificate that such legend is unnecessary.

          The securities represented by this certificate may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement made under the Securities Act of 1933, (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     (K) Applicable law. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah.

                                    OGDEN GOLF CO. CORPORATION



                                    By ____________________________
                                       Its President

Dated: ____________________

      PURCHASE FORM

      (To be signed to exercise all or
       a portion of the Warrant.)


Ogden Golf Co. Corporation
1781 Washington Boulevard
Ogden, UT 84401

     The undersigned Holder hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of Warrant Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:




(Please Print Name, Address, and Social Security Number)



and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant for the balance remaining of the Shares purchasable under the within Warrant be registered in the name of the undersigned Holder or his assignee as below indicated and delivered to the address stated below.

      DATED:____________________

      Name of Holder or assignee: __________________________________
                                              (Please Print)

Address:    ________________________________________________________


Signature:  ___________________________________

            Signature Guaranteed:

      ASSIGNMENT FORM

      (To be signed only upon assignment
       of all or a portion of the Warrant.)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________________________________________
(Name and Address of Assignee Must be Printed or Typewritten) of the within Warrant, hereby irrevocably constituting and appointing true and lawful attorney to transfer or assign said portion of the within Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ______________________             __________________________________
                                          Signature of Registered Holder

                                          Signature Guaranteed:





     THE SIGNATURE TO THE PURCHASE OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS IT APPEARS ON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE.